 SCHEDULE 14C
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INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
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Vista Continental Corporation

(Name of Registrant As Specified in Charter)

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(4) Date Filed: November 15, 2005

Vista Continental Corporation, 10 Placa de Rei, Henderson, NV 89011

NOTICE OF REMOVAL OF DIRECTORS
AND ELECTION OF NEW DIRECTORS

BY

WRITTEN CONSENT OF STOCKHOLDERS

November 15, 2005

NOTICE IS HEREBY GIVEN, pursuant to Section 228 of the General Corporation Law of the State of Delaware ("Delaware Law") that on October 15, 2005 the holders of more than a majority of the outstanding shares of common stock of Vista Continental Corporation, a Delaware corporation (the “Company"), acted by written consent, without a meeting of stockholders, to remove Ashak Rustom, Richard J. Smythe, V. Takao Nishimura and Steve Hegedus as Members of the Board of Directors of the Company and to appoint Alberto Docouto as the sole Member of the Board of Directors of the Company.

As permitted by Delaware Law, no meeting of stockholders of the Company is being held to vote on the adoption of the the removal of Ashak Rustom, Richard J. Smythe, V. Takao Nishimura and Steve Hegedus as Members of the Board of Directors of the Company and the appointment of Alberto Docouto as the sole Member of the Board of Directors of the Company because such actions have been approved by the requisite majority of stockholders in an action by written consent of the stockholders of the Company. These actions are described in detail in the enclosed Information Statement, which is incorporated by reference and made part of this notice.

/s/ Alberto Docouto Alberto Docouto President

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

Miranda III Mining (Guyana), Inc. and Vista Continental Corporation, Nevada collectively the beneficial owners of approximately 60.7% of the issued and outstanding shares of the Company’s common stock, the sole class of voting securities of the Company, have executed written consents removing Ashak Rustom, Richard J. Smythe, V. Takao Nishimura and Steve Hegedus as Members of the Board of Directors of the Company and appointing Alberto Docouto as the sole Member of the Board of Directors of the Company in accordance with Section 228 of Delaware Law. The actions by written consent are sufficient to remove Ashak Rustom, Richard J. Smythe, V. Takao Nishimura and Steve Hegedus as Members of the Board of Directors of the Company and to appoint Alberto Docouto as the sole Member of the Board of Directors of the Company without any further action or vote of the stockholders of the Company. Accordingly, no other actions are necessary to remove Ashak Rustom, Richard J. Smythe, V. Takao Nishimura and Steve Hegedus as Members of the Board of Directors of the Company and to appoint Alberto Docouto as the sole Member of the Board of Directors of the Company, and no such actions are being requested.

THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS DESIGNED TO INFORM YOU OF THE REMOVAL OF ASHAK RUSTOM, RICHARD J. SMYTHE, V. TAKAO NISHIMURA AND STEVE HEGEDUS AS MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY AND THE APPOINTMENT OF ALBERTO DOCOUTO AS THE SOLE MEMBER OF THE BOARD OF DIRECTORS OF THE COMPANY.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OR STATEMENTS (OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT) REGARDING THE MATTERS DISCUSSED HEREIN AND, IF GIVEN OR MADE, ANY SUCH REPRESENTATIONS OR INFORMATION PROVIDED MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED OR SANCTIONED BY THEGLOBE OR ANY OTHER PERSON.

This Information Statement is being furnished to stockholders of the Company beginning on or about November 21, 2005 in connection with the removal of Ashak Rustom, Richard J. Smythe, V. Takao Nishimura and Steve Hegedus as Members of the Board of Directors of the Company and the appointment of Alberto Docouto as the sole Member of the Board of Directors of the Company. It is being furnished to the Company’s stockholders of record as of October 2, 2005 (the “Record Date”). You should not assume that the information contained herein is accurate as of any date other than the date hereof.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Delaware Law. No additional action will be undertaken by the Company with respect to the receipt of the written consents, and no dissenters' rights under Delaware Law are afforded to the Company's stockholders as a result of the adoption of the actions described herein.

The date of the Information Statement is November 15, 2005

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, there were 101,944,899 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. Miranda III Mining (Guyana), Inc. and Vista Continental Corporation, Nevada have voted an aggregate 61,918,284 shares of common stock in favor of the removal of Ashak Rustom, Richard J. Smythe, V. Takao Nishimura and Steve Hegedus as Members of the Board of Directors of the Company and the appointment of Alberto Docouto as the sole Member of the Board of Directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of the Record Date, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each person intending to file a written consent to the adoption of the Amendment described herein; and (iv) all directors, executive officers and designated stockholders of the Company as a group. The information as to beneficial ownership was furnished to the Company by or on behalf of the persons named.

Title of Class	Name of Beneficial	Amount and Nature	Percent
	Owner	Of Beneficial Ownership	of class(1)

Common	Miranda III Mining (Guyana), Inc.	32,000,000	31.39

Common	Vista Continental Corp., Nevada	28,918,284	28.37

Common	Ashak Rustom	0	0.00
	(Director)

Common	Takao Nishimura	0	0.00
	(Director)

Common	Richard Smythe	0	0.00
	(Director)

Common	Steven Hegedus	0	0.00
	(Director)

Common	Lawrence Nash	308,000 D	<1.00
	(President, CEO)

Common	Officers and Directors	308,000	<1.00
	as a Group.

(1) Based on 101,944,899 shares issued and outstanding

EXECUTIVE COMPENSATION

The following table sets forth certain summary information concerning the compensation paid or accrued to our officers and directors from the most recent annual report on Form 10-K. More recent information is not available at this time from the former management. No common stock, option, warrant, incentive plan or similar compensation based on the equity of the Company has been paid or promised to our officers or directors.

Name and				Other
Principal Position	Year	Salary($)	Bonus($)	Compensation

Ashak Rustom	2002	$ 32,499	none	none
Director	2003	$ 47,652	none	none
	2004	(est) $ 51,000	none	none

Takao Nishimura	2002	nil	none	none
Director	2003	nil	none	none
	2004	nil	none	none

Dr. Richard Smythe	2002	nil	none	none
Director	2003	nil	none	none
	2004	nil	none	none

Dr. Steve Hegedus	2002	nil	none	none
Director	2003	nil	none	none
	2004	nil	none	none

Lawrence Nash	2002	$ 28,500	none	none
CEO, President	2003	$ 78,000	none	none
	2004	$ 92,300	none	none

Arthur de Joya	2003	$ 27,500	none	none
(Former CFO)	2004	$ 66,000	none	none

Howard Rubinoff	2002	nil	none	none
Secretary	2003	nil	none	none
	2004	nil	none	none

Certain Relationships and Related Transactions

The majority of our voting common shares are beneficially owned through West Nevada Precious Metals Corporation, a Nevada corporation and Tamers Management Ltd., a Nevada corporation. These two corporations are beneficially owned by Mr. Alberto Docouto. Mr. Docouto also owns various other companies. One company controlled by Mr. Docouto, Minera Rio Grande, S.A. ("Rio Grande") is a Peruvian mining company. Our Company and Rio Grande both occupy and use the camp and processing facility established in Peru. The costs of running and maintaining the camp, processing plant, equipment and facilities are shared between our company and Rio under the terms of an Occupancy and Use Agreement. Mr. Docouto has agreed to cover all the costs of maintaining the camp until Vista begins its drilling program.

West Nevada Precious Metals Corporation has made many loans to the Company. These loans carry no interest. In total, West Nevada Precious Metals Corporation has made a total of $3,130,678 in loans to the Company. In December 2002, the Company agreed to exchange 2,656,595 shares of the Company’s stock for debt in the amount of $1,593,957. In July 2003, 5,341,749 shares of the Company’s stock were exchanged for debt in the amount of $934,806.

As of September 30, 2004, West Nevada Precious Metals Corporation has made a total of $802,838 in loans to the Company, which has not been repaid.

In December 2003, the Company sold it’s Model 8DXT Nessie Cutter Dredge and related parts and equipment to West Nevada Precious Metal Corporation for debt in the amount of $245,380.00, above Vista’s net book by approximately $187,000. Vista determined that the Dredge was unsuitable for operation in Peru.

On August 19, 2004, the Company acquired 4,000 shares of Miranda Mining I (Guyana), a corporation incorporated under the Companies Act of Guyana ("Miranda I") from Miranda III Mining (Guyana), Inc., a corporation incorporated under the Companies Act of Guyana ("Miranda III") in exchange for the issuance of 36,000,000 restricted shares of Vista common stock, $.001 par value pursuant to the Asset Purchase Agreement, dated June 30, 2004 between Vista and Miranda III ("the Agreement"). A copy of the Agreement is attached to a July 1, 2004 Form 8K as Exhibit 10.1 and is hereby incorporated by reference. The 4,000 shares of capital stock of Miranda I acquired by Vista represents a 40% ownership interest in Miranda I. Miranda III is 100% owned by Alberto Docouto, who is the majority shareholder of Vista. Furthermore, Mr. Docouto owns and controls the remaining 60% of Miranda I.

All related party transactions with entities controlled by Mr. Docouto were approved by the Board of Directors of the Company.

Proposal 1

REMOVAL OF DIRECTORS

Ashak Rustom, Richard J. Smythe, V. Takao Nishimura and Steve Hegedus are removed as Members of the Board of Directors of the Company. This action is being taken, among other reasons, as (i) the Company has remained unprofitable; (ii) the management of the Company had allowed the Company to become delinquent in its filing and tax obligations to the State of Delaware, placing the Company in jeopardy of losing its corporate status in the State of Delaware; and (iii) the management of the Company had not made the filings required by the State of Nevada to qualify the Company as a foreign corporation doing business in Nevada. The deficiencies in the States of Delaware and Nevada have now been attended to by Mr. Docouto and the Company is in good standing in both jurisdictions.

Proposal 2

ELECTION OF SOLE DIRECTOR

Article V of the Company's Articles of Incorporation permits the Board of Directors to fix the number of directors at not less than one nor more than nine. The sole director will serve until the annual meeting of stockholders and until his successor is duly elected and qualified.

Mr. Alberto Docouto has been elected to serve as the sole member of the Board of Directors:

Business Experience.

Mr. Alberto Docouto, age 62, after arriving in Canada from his native Portugal in 1971, chose to work in real estate. During the next eight years Mr. Docouto participated extensively in all aspects of commercial and residential real estate development, construction, property management and syndication.

On October 3, 1985, Mr. Docouto incorporated Mater's Management Ltd. Mater's Management Ltd., developed specialty retail centers with a distinctive European flair.

Mater's Management Ltd. had, in 1989, an asset base in excess of two hundred million dollars comprised primarily of residential and commercial real estate land holdings sufficient to yield over one million square feet of retail space and about three thousand residential serviced building lots.

Commencing in 1994, Mr. Docouto has been active in Tamer's Management Ltd., developing other properties in Ontario as well as in Las Vegas, Nevada.

Mr. Docouto was instrumental in setting up camp facilities in 1997 in Quillabamba where the Company's mining claims are situated, together with Minera Rio Grande claims.

Over the past several years, Mr. Docouto, or entities controlled by him, have loaned the Company funds to sustain it operations. Currently, the Company owes Mr. Docouto, or such entities controlled by him, approximately $1,200,000.

Committees of the Board of Directors.

The Board of Directors, acting as a whole, has served as the Audit Committee, the Compensation Committee and the Nominating Committee. The Board of Directors does not currently have a qualified financial expert; but will seek such a director as soon as the finances of the Company allow it to do so. Mr. Docouto will continue to fulfill these various committee responsibilities as the sole director until additional directors are added to the Board of Directors.

Director Compensation.

The Company does not pay fees to directors; however, the Company may adopt a policy of making such payments in the future.

Employment and Consulting Agreements.

The Company has no employment contracts with any of its officers or directors and maintains no retirement, fringe benefit or similar plans for the benefit of its officers or directors. The Company may, however, enter into employment contracts with its officers and key employees, adopt various benefit plans and begin paying compensation to its officers and directors as it deems appropriate to attract and retain the services of such persons.

ACCOMPANYING REPORTS

The Company's Annual Report on Form 10-KSB, including audited consolidated financial statements as at and for the years ended September 30, 2004 and 2003 accompanies this information statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Alberto Docouto President